Exhibit 16.1

January 18, 2008

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read Item 4.01 of Ebix, Inc.’s Form 8-K dated January 18, 2008 and are in agreement with the statements concerning our firm.

Yours truly,

/s/ Miller Ray Houser & Stewart LLP